                                                                  Exhibit (j)1.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement of Frank Russell Investment Company on Form N-1A ("Registration Statement") of our reports dated December 16, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Reports to Shareholders of the Frank Russell Investment Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
February 24, 2003